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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JUNE 30, 2004

                        COMMISSION FILE NUMBER 000-15862


                                GVC VENTURE CORP.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                                   13-3018466
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                        (IRS Employer Identification No.)


         200 EAST 66TH STREET, SUITE B603, NEW YORK, NEW YORK 10021-9181
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                    (Address of principal executive offices)


        Registrant's telephone number including area code: (212) 446-6725

                                 NOT APPLICABLE
                                 --------------
          (Former name or former address, if changed since last report)




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


ITEM 1.  CHANGES IN CONTROL OF REGISTRANT.

         On June 30, 2004, Bernard Zimmerman & Company, Inc. ("Zimmerman Company") purchased 6,300,000 shares of Common Stock, $.01 par value per share ("Common Stock"), of GVC Venture Corp. (the "Company"), Gordon Banks, then President, Chief Executive Officer and a director of the Company purchased 1,300,000 shares of Common Stock, and Berman Industries, Inc. ("Berman Industries") converted the Company's $13,000 obligation to it into 1,300,000 shares of Common Stock (the "Transaction") pursuant to a Stock Purchase Agreement, dated as of April 29, 2004 (the "Stock Purchase Agreement"), among the Company, Zimmerman Company, Banks and Berman Industries. Pursuant to options granted to them by Zimmerman Company, on June 30, 2004, Berman Industries and Conrad J. Gunther Jr. purchased 1,300,000 and 300,000, respectively, of the shares of Common Stock acquired by Zimmerman Company pursuant to the Stock Purchase Agreement, at an exercise price of $.01 per share, the same price paid by Zimmerman Company for such shares. Each purchaser of shares utilized his or its personal funds or working capital and did not borrow funds to purchase the Common Stock purchased. As a result of the Transaction, there are presently outstanding 14,194,516 shares of Common Stock.

         Contemporaneously with the Closing under the Stock Purchase Agreement, the principal (an aggregate of $100,000) and accrued interest on the Company's obligations to Russell Banks, then Chairman of the Board of Directors and a director of the Company, and Palisade Investors LLC ("Palisade"), principal stockholders of the Company, were cancelled and capitalized.

         In addition, the law firm of Jenkens & Gilchrist Parker Chapin LLP, counsel to the Company, deferred the Company's obligations owed it for legal services rendered prior to January 1, 2004 and in connection with the transactions described in this Report (an aggregate of approximately $75,000) on a non-interest basis until the earlier of December 31, 2010, the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Company's Board of Directors (other than as a result of the Stock Purchase Agreement), following which transaction or series of transactions the stockholders of the Company immediately preceding the effectiveness of the first of such transactions do not own more than 50% of the outstanding voting power of the resulting entity immediately following the effectiveness of the last of such transactions.

         Also on June 30, 2004, prior to the Closing under the Stock Purchase Agreement, the Company held a special meeting of stockholders (the "Meeting") at which the Company's Stockholders: (i) authorized an amendment to the Company's Restated Certificate of Incorporation to reduce the par value of the Company's Common Stock from $.10 per share to $.01 per share in order to, among other things, enable the Company to complete the Transaction; (ii) authorized an amendment to the Company's Restated Certificate of Incorporation to establish a par value of $.01 for the Company's authorized Preferred Stock; (iii) authorized the Company's Board of Directors to implement, without further stockholder action, a reverse split of the Company's Common Stock at a ratio of one share for each two or three outstanding shares; and (iv) elected, subject to consummation of the Transaction, Gordon Banks to serve as Class I director, Conrad J. Gunther, Jr. to serve as Class II director and Bernard Zimmerman to serve as Class III director of the Company until the 2004, 2005 and 2006 Annual Meetings of


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

Stockholders  of  the  Company,   respectively,   and  until  the  election  and
qualification of their respective successors.

         Following the Meeting, the Company filed an Amendment (the "Amendment") to its Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to implement the reduction in the par value of its Common Stock to $.01 per share and to establish the par value of its authorized Preferred Stock at $.01 per share.

         Following the filing of the Amendment, the Transaction was consummated.

         Following consummation of the Transaction, the new Board of Directors, consisting of Gordon Banks, Conrad J. Gunther, Jr. and Bernard Zimmerman took office and elected the following as the officers of the Company:

            Bernard Zimmerman         Chairman  of the Board of  Directors,
                                      President, Chief Executive Officer and
                                      Treasurer

            Marc J. Hanover           Secretary

         On April 29, 2004, Zimmerman Company (which did not own any shares until the purchase of shares pursuant to the Stock Purchase Agreement), Russell Banks, Janice Banks (wife of Russell Banks) and Gordon Banks (collectively, the "Banks Family"), Palisade and Berman Industries entered into a Stockholders Agreement, dated as of April 29, 2004, pursuant to which they have agreed that all shares of the Company's Common Stock owned by them at the time (including any shares they acquired under the Stock Purchase Agreement and shares they may transfer to third persons, including the shares Zimmerman Company transferred to Berman Industries and Conrad J. Gunther), will be voted:

         o     in favor of each matter submitted to stockholders at the Meeting;
               and

         o for the election of one director selected by the Banks Family, one director selected by Palisade and Berman Industries, and a number of directors that would constitute a majority of the Board selected by Zimmerman Company. Pursuant thereto, the Banks Family nominated Gordon Banks and Zimmerman Company nominated Bernard Zimmerman and Conrad J. Gunther, Jr. for election at the Meeting. Palisade and Berman Industries did not nominate a director at the Meeting and have advised the Company that they do not anticipate nominating a director at the current time.

         The Stockholders Agreement is to terminate on the earliest to occur of:
(i) December 31, 2006 and (ii) the liquidation of the Company or the Company's merger with, or sale of substantially all of its assets to, or another change in control transaction with, another entity that is approved by the Board of Directors, following which transaction or series of transactions the stockholders of the Company immediately prior to the first of such transactions do not own more


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

than 50% of the outstanding voting power of the resulting entity at the effective date of the last of such transactions.

         The following table sets forth the shares of the Company's Common Stock owned, before the Transaction and after the Transaction (including the issuance of shares pursuant to the Stock Purchase Agreement and exercise of the options granted by Zimmerman Company to Berman Industries and Conrad J. Gunther, Jr.), by the parties to the Stockholders Agreement which they have agreed to vote pursuant to the Stockholders Agreement, and the percentage of outstanding shares represented by those shares:

                                            BEFORE THE TRANSACTION                     AFTER THE TRANSACTION
                                   -----------------------------------------  ---------------------------------------
                                           NUMBER               PERCENT              NUMBER              PERCENT
                                         OF SHARES           OF CLASS (1)          OF SHARES            OF CLASS
                                   ----------------------  -----------------  --------------------  -----------------
Gordon Banks                                 249,808               4.7%              1,549,808           10.9%
Russell Banks                                980,000 (2)          18.5%                980,000 (3)        6.9%
Janice Banks                                 250,000 (3)           4.7%                250,000 (3)        1.8%
Palisade                                   1,504,545              28.4%              1,504,545           10.6%
Berman Industries                                  0                                 2,600,000           18.3%
Zimmerman Company                                  0                                 4,700,000           33.1%
Conrad J. Gunther, Jr.                             0                                   300,000            2.1%
                                           2,984,353              56.4%             11,884,353           83.7%
All other stockholders                     2,310,163              43.6%              2,310,163           16.3%
Total outstanding shares                   5,294,516             100.0%             14,194,516          100.0%
-------------------

(1)      Percentages do not add due to rounding differences.

(2) Excludes 761 shares as to which Russell Banks is trustee (and is entitled to vote), which shares are not subject to the Stockholders Agreement.

(3) Excludes 293,395 shares held by The Russell Banks Family Trust as to which Janice Banks and a third party are the trustees and share voting power, which shares are not subject to the Stockholders Agreement.

         As a result of the foregoing, Zimmerman Company and Bernard Zimmerman may, by virtue of the stock ownership of Zimmerman Company, the positions held by Bernard Zimmerman and the ability of Zimmerman Company, pursuant to the Stockholders Agreement, to elect a majority of the Company's Board of Directors, be deemed (in lieu of the Banks Family and Palisade) to control the Company.





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


ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         On June 30, 2004, the Company's Board of Directors retained J.H. Cohn LLP as the Company's independent public accountants. Since July 1, 2001, neither the Company (nor anyone on its behalf) has consulted J.H. Cohn LLP regarding any matter.

         J.H. Cohn LLP replaces Ernst & Young LLP, which resigned as the Company's independent public accountants. Ernst & Young LLP's resignation was reported in the Company's Current Report on Form 8-K dated (date of earliest event reported) December 9, 2003.



ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired:

                  None.

         (b)      Pro forma financial information:

                  None.

         (c)      Exhibits:

                  *3.1 Certificate of Amendment to the Company's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 30, 2004.

                  +99.1 Stock Purchase Agreement, dated as of April 29, 2004, by and among the Company, Bernard Zimmerman & Company, Inc., Berman Industries, Inc. and Gordon Banks.

                  +99.2 Stockholders Agreement, dated as of April 29, 2004, by and among Bernard Zimmerman & Company, Inc.,
                           Palisade Investors LLC, Berman Industries, Inc., Russell Banks, Janice Banks and Gordon Banks.

-------------------------
*        Filed herewith.
+ Incorporated by reference to the same numbered exhibit in the Company's Current Report on Form 8-K dated (date of earliest event reported) April 29, 2004.



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


                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 30, 2004

                                        GVC VENTURE CORP.


                                        By: /s/ Bernard Zimmerman
                                            ------------------------------------
                                            Bernard Zimmerman
                                            Chairman of the Board of Directors,
                                            President, Chief Executive Officer
                                            and Treasurer













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


                                  EXHIBIT INDEX
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               Exhibit
               Number      Description
               ----------  -----------------------------------------------------

               *3.1 Certificate of Amendment to the Company's Restated Certificate of Incorporation filed with the Secretary of State of the State of Delaware on June 30, 2004.

               +99.1 Stock Purchase Agreement, dated as of April 29, 2004, by and among the Company, Bernard Zimmerman & Company, Inc., Berman Industries, Inc. and Gordon Banks.

               +99.2 Stockholders Agreement, dated as of April 29, 2004, by and among Bernard Zimmerman & Company, Inc.,
                           Palisade Investors LLC, Berman Industries, Inc., Russell Banks, Janice Banks and Gordon Banks

--------------------------
*        Filed herewith.
+ Incorporated by reference to the same numbered exhibit in the Company's Current Report on Form 8-K dated (date of earliest event reported) April 29, 2004.















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